EXPEDITE

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090101

Filed in the office of	Document Number 20100329087-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/12/2010 2:00 PM
	Entity Number C21809-1996

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Baristas Coffee Company, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

RESOLVED, that the board hereby approves and recommends to the shareholders of the Corporation, an amendment to the Amended and Restated Articles of Incorporation of the Corporation, subject to shareholder approval and compliance with Nevada corporate law, under such amendment then umber of shares of common stock of the Corporation authorized shall be increased to 300,000,000, with a par value of $.001 per share and the number of preferred shares of the Corporation authorized shall be increased to 30,000.000 with a par value of $.001 per share and the rights of the preferred shareholders shall be defined by the Board from time to time upon designation thereby.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date of filing: (optional) 5/10/10

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.